AMENDMENT NO. 1
                                     TO THE
                      1995 STOCK OPTION AND INCENTIVE PLAN
                                       OF
                    FRANCHISE FINANCE CORPORATION OF AMERICA

     WHEREAS, on January 29, 1999, the Board of Directors of Franchise Finance Corporation of America (the "Company"), unanimously approved a resolution to amend the Company's 1995 Stock Option and Incentive Plan (the "Plan") to increase the number of shares of the Company's common stock reserved for issuance under the Plan from 3,018,804 shares to 4,518,804 shares, subject to approval by the Company's shareholders; and

     WHEREAS, the Company's shareholders approved the amendment to the Plan at the Annual Meeting of Shareholders held on May 12, 1999.

     The Plan is therefore amended as follows:

     Section 2.01 of the Plan is deleted in its entirety and replaced with a new
Section 2.01, which reads as follows:

     "SECTION 2.01. SHARES SUBJECT TO PLAN. The shares subject to Options, Restricted Stock Awards or Performance Awards shall initially be shares of the Company's Common Stock, par value $.01 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards shall not exceed 4,518,804 shares. The shares of Common Stock issuable upon exercise or grant of an Option or Performance Award, or as Restricted Stock, may be either previously authorized but unissued shares or issued shares which have been repurchased by the Company. If any equity securities of the Company, other than Common Stock, are issued or authorized to be issued, the Committee shall determine, on a fair and equitable basis, the appropriate number of shares of the Company's present common stock to be deemed issued or issuable with respect to such other equity securities for purposes of this Section 2.01."

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the 12th day of May, 1999.

                                FRANCHISE FINANCE CORPORATION OF
                                AMERICA, a Delaware corporation


                                By: /s/ Morton H. Fleischer
                                    --------------------------------------------
                                    Morton H. Fleischer, President and Chief
                                    Executive Officer


                                By: /s/ Christopher H. Volk
                                    --------------------------------------------
                                    Christopher H. Volk, Secretary